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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF MARVELL

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
Subsidiary                                                                 Jurisdiction of Organization
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
Galileo Inventory Control, Inc.                                            California, United States

Galileo Technology Europe Ltd.                                             United Kingdom

Marvell Asia Pte Ltd                                                       Singapore

Marvell Europe B.V.                                                        Netherlands

Marvell GmbH                                                               Germany

Marvell Hong Kong Limited                                                  Hong Kong

Marvell International Ltd.                                                 Bermuda

Marvell Japan K.K.                                                         Japan

Marvell Semiconductor, Inc.                                                California, United States

Marvell Semiconductor Israel Ltd.                                          Israel

Marvell Semiconductor Korea, Ltd.                                          Korea

Marvell T.I. Israel Ltd.                                                   Israel

Marvell Taiwan Ltd.                                                        Taiwan

Marvell Technology, Inc.                                                   Delaware, United States

Marvell World Trade Ltd.                                                   Barbados

Schneider & Koch Training and Consulting GmbH                              Germany

SysKonnect Inc.                                                            California, United States

SysKonnect GmhH                                                            Germany
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